UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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U.S. CONCRETE, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED APRIL 29, 2019

TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF U.S. CONCRETE, INC.

TO BE HELD MAY 16, 2019

Explanatory Note

This supplement to the Proxy Statement dated March 29, 2019 (the “Original Proxy Statement”) of U.S. Concrete, Inc. (the “Company”) modifies Proposal 5 (approval of an amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (the “Plan”)) in the Original Proxy Statement to reduce the proposed increase in the number of shares issuable under the Plan. The Original Proxy Statement stated that our Board of Directors had approved an amendment to increase the shares issuable under the Plan by 1,111,800 shares. Since the date of the Original Proxy Statement, our Board of Directors has modified the proposed amendment to reduce the increase in the number of shares issuable under Plan to 925,000 shares.

Revisions to Proposal 5

The copy of the revised Amendment (as defined below) is attached to this supplement as Appendix A. Except as noted below, all other information contained in the Original Proxy Statement regarding the amendment to the Plan remain accurate.

The Plan was originally adopted by our Board of Directors on January 23, 2013 and approved by our stockholders on May 15, 2013. The Board has adopted, subject to the approval of our stockholders, an Amendment to the Plan to increase the number of shares of Common Stock that may be issued pursuant to awards under the Plan by 925,000 shares of Common Stock (hereinafter called the “Amendment”). We are asking our stockholders to approve the Amendment at the annual meeting.

The Plan is our only active plan for providing equity-based compensation to eligible employees, directors and consultants, and the limited number of shares remaining available under the Plan restricts the Company’s ability to grant equity awards. As of March 21, 2019, 1,073,195 shares of our common stock were authorized for issuance, in the aggregate, under the Plan, 1,048,616 of which have been issued or are subject to outstanding awards, leaving 24,579 shares available for future issuance under the Plan, not including the Contingent Shares (as defined below). With the approval of the Amendment, we will be able to continue to use a variety of equity compensation alternatives in structuring compensation arrangements for our personnel. While the Board is aware of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.

On March 1, 2019, the Compensation Committee approved grants of restricted stock units under the Plan with respect to an aggregate of 336,800 shares of Common Stock (the “Contingent Shares”), subject to stockholder approval of the Amendment at the Annual Meeting. Upon stockholder approval, the Contingent Shares will use 336,800 of the shares requested by the Amendment. Therefore, upon stockholder approval of the additional 925,000 shares of Common Stock authorized for issuance, as requested by the Amendment, only 588,200 of these new shares would be available for future issuance. These equity awards were granted subject to, and may not be settled prior to, stockholder approval of the Amendment. No other awards under the Plan have been granted subject to stockholder approval. Stockholder approval of the Amendment will be deemed to constitute approval of the restricted stock unit awards previously granted under the Amendment and such equity awards will count against the shares authorized for issuance under the Plan. As a result, as of March 21, 2019, if the stockholders approve the Amendment, the Company would have 612,779 aggregate shares available for future grants.

The total fully diluted overhang as of March 21, 2019, assuming that the entire share reserve is granted in full-value awards, would be 7.32%. The Company’s historical practice has been to grant full-value awards in the form of restricted stock awards, which are less dilutive to stockholders than options since we are able to issue fewer shares in order to attain the desired level of equity compensation for our executive officers and managers. Accordingly, the Board believes that the proposed increase to the share reserve represents a reasonable level of potential stockholder dilution to accommodate our long-term goals for growth and profitability.

Subject to certain adjustments, the maximum number of shares of common stock that may be issued pursuant to awards under the Plan is 1,998,195, all of which may be used for incentive stock options. This amount consists of 1,073,195 previously authorized shares and 925,000 newly available shares, which includes the Contingent Shares.

Board Recommendation

The Board recommends a vote “FOR” approval of the revised Amendment.

Required Vote

Proxies received since the mailing date of the Original Proxy Statement will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy. If you have already voted your shares and you do not wish to change your vote, you do not need to re-cast your vote.

APPENDIX A

PROPOSED AMENDMENT TO

U.S. CONCRETE, INC. LONG TERM INCENTIVE PLAN

AMENDMENT TO THE

U.S. CONCRETE, INC.

LONG TERM INCENTIVE PLAN

This Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (the “Plan”), made pursuant to the right to amend reserved in Section 10(c) of the Plan, amends the Plan as follows, contingent on the approval of these amendments by the stockholders of U.S. Concrete, Inc. and effective upon the date of such stockholder approval:

Sections 4(a) and (b) of the Plan are amended in their entirety to read as follows:

“(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 1,998,195 shares, and such total will be available for the issuance of Incentive Stock Options. This limitation consists of the sum of (i) 1,073,195 previously authorized shares, including any shares subject to awards under the MEIP that, following the Effective Date, are forfeited or terminated, expire unexercised, or are settled in cash in lieu of common stock (but not any shares that are exchanged or withheld as full or partial payment of the exercise price or tax withholding upon exercise or payment of any award under the MEIP) and (ii) an additional 925,000 shares.

“(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. Subject to the limitations in Section 4(c) hereof, the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.”

In all other respects, the Plan will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has executed this Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan effective as of February 13, 2019.

U.S. CONCRETE, INC.

By:
Name:
Its: